Filed Pursuant to Rule 424(b)(5)

Registration No. 333-283088

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 18, 2025)

Up to $7,500,000

VOLITIONRX LIMITED

Common Stock

We have entered into a Capital on Demand™ Sales Agreement, dated April 22, 2025, or the Sales Agreement, with JonesTrading Institutional Services LLC, or Jones, relating to the issuance and sale of our common stock offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $7,500,000 from time to time through Jones acting as our agent or principal.  The Sales Agreement supersedes our previous equity distribution agreement with Jefferies LLC, dated May 20, 2022, which was terminated effective April 20, 2025.

This prospectus supplement should be read in conjunction with the accompanying prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the accompanying prospectus. This prospectus supplement is not complete without, and may only be delivered or utilized in connection with, the accompanying prospectus, and any future amendments or supplements thereto.

Our common stock is listed on the NYSE American market, or the NYSE American, and traded under the symbol “VNRX.” On April 21, 2025, the last reported sale price of our common stock as reported on NYSE American was $0.478 per share.

Sales of our common stock, if any, under this prospectus may be made in one or more sales, each deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, or in privately negotiated transactions. Jones, acting as our sales agent, or the Sales Agent, is not required to sell any specific amount, but will use commercially reasonable efforts to sell on our behalf all of the shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation at a fixed commission rate of up to 3.0% of the respective gross sales price per share sold as sales agent under the Sales Agreement. In connection with the sale of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions. We have also agreed to provide rights of indemnification and contribution to the Sales Agent with respect to certain liabilities, including certain liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or Exchange Act. See “Plan of Distribution.”

As of the date hereof, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $59,681,772.89, which was calculated based on 93,369,482 shares of our common stock outstanding held by non-affiliates and a price of $0.6392 per share, the closing price of our common stock on February 27, 2025, which is the highest closing sale price of our common stock on NYSE American within 60 days of filing our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, or our Annual Report. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75 million.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 10 OF OUR ANNUAL REPORT, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED IN THE OTHER DOCUMENTS WE FILE WITH THE SEC.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus or accompanying prospectus, or determined if this prospectus or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 22, 2025

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ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings shares of our common stock, warrants, or units, having an aggregate offering price of up to $100,000,000. Under this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $7,500,000 from time to time at prices and terms to be determined by market conditions at the time of offering.

This prospectus supplement relates to a Sales Agreement we entered into with Jones, dated April 22, 2025, and is unrelated to our previous equity distribution agreement with Jefferies LLC dated May 20, 2022, or previous equity distribution agreement. Such previous equity distribution agreement and offering of our common stock terminated effective April 20, 2025.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the Sales Agent has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein, is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and the Sales Agent are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which they relate, nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

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This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and in the section entitled “Risk Factors” beginning on page 10 of our Annual Report, as well as the other documents we file with the SEC. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. Before you invest, you should read the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Cautionary Note Regarding Forward-Looking Statements.”

This prospectus supplement does not contain all of the information included in the registration statement of which this prospectus is a part. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement containing this prospectus supplement, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus supplement. The registration statement, including the exhibits, can be read on the SEC’s website included under the heading “Where You Can Find More Information.”

Unless we state otherwise or the context indicates otherwise, references to the “Company,” “VolitionRx,” “we,” “us,” and “our” in this prospectus refer to VolitionRx Limited and its wholly owned subsidiaries, Singapore Volition Pte. Limited, Belgian Volition SRL, Volition Global Services SRL, Volition Diagnostics UK Limited, and Volition America, Inc., and its majority-owned subsidiary, Volition Veterinary Diagnostics Development LLC. Our fiscal year ends on December 31 of each calendar year. NucleosomicsTM, Capture-PCRTM, and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary discusses the key aspects of the offering and highlights selected  information that is presented in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. Because it is only a summary, it does not contain all of the information you should consider before deciding to invest in our common stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus supplement. Before you decided whether to purchase our common stock, you should carefully read this entire prospectus supplement and the accompanying prospectus, including risks of investing in our common stock discussed under the sections entitled (i) “Risk Factors” in this prospectus supplement and the accompanying prospectus and in our Annual Report as well as in the other documents we file with the SEC, and (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

Volition is a multi-national epigenetics company. It has patented technologies that use chromosomal structures, such as nucleosomes, and transcription factors as biomarkers in cancer and other diseases. The tests in the Company’s product portfolio detect certain characteristic changes that occur from the earliest stages of disease, enabling early detection and offering a better way to monitor disease progression and a patient’s response to treatment.

The tests offered by Volition and its subsidiaries are designed to detect and monitor a range of life-altering diseases, including certain cancers and diseases associated with NETosis, such as sepsis. Early diagnosis and monitoring have the potential to not only prolong the life of patients but also improve their quality of life.

 We have several key pillars of focus:

•	Nu.Q® Vet - cost-effective, easy-to-use blood tests for dogs and other companion animals. The Nu.Q® Vet Cancer Test is commercially available as a cancer screening test in dogs.
•	Nu.Q® NETs - detects diseases associated with NETosis such as sepsis.
•	Nu.Q® Discover - a complete solution to profiling nucleosomes.
•	Nu.Q® Cancer - from screening, diagnosis and staging, therapy decision, planning and treatment to monitoring response to treatment and disease progression.
•	Capture-PCR™ - isolating and capturing circulating tumor-derived DNA from plasma samples for early cancer detection.

The Company has grown from a single two-meter lab bench at the University of Namur in Belgium to a purpose-built 17,000 square foot lab and 10,000 square foot production facility in Gembloux, Belgium, an Innovation Lab in California, and offices in California, London and Nevada. We now have a team of over 80 dedicated employees, spanning a wide range of disciplines; all united in our mission to improve outcomes for patients.

Cultivating successful, ongoing relationships with stakeholders worldwide has been fundamental to Volition’s development. We have fostered ties with leading academic institutions, clinical centers of excellence, multi-national diagnostic and pharmaceutical companies and financial institutions across the globe.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014, and our telephone number is +1 (646) 650-1351. We maintain a website at www.volition.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to such reports are available to you free of charge through the “Investors” section of www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our securities. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

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THE OFFERING

Issuer:	VolitionRx Limited

Common Stock offered by us:	A number of shares of common stock resulting in an aggregate offering price of up to $7.5 million.

Common Stock to be outstanding after this offering(1):

Up to 111,787,862 shares of common stock, assuming sales of 15,690,377 shares of our common stock in this offering at an offering price of $0.478 per share, which was the last reported sale price of our common stock on the NYSE American on April 21, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering:

“At the market” offering that may be made from time to time by or through Jones, acting as sales agent or as principal, or in privately negotiated transactions. See “Plan of Distribution” on page S-19 of this prospectus supplement.

Use of proceeds:

We intend to use the net proceeds from this offering for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including potential strategic acquisitions. See the information included under the heading “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors:

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and page 10 of our Annual Report, as well as the risks and uncertainties described in the other documents we file with the SEC.

NYSE American symbol:	VNRX

(1)

Unless otherwise indicated, the number of shares of our common stock to be outstanding immediately after this offering is based on 96,097,485 shares of our common stock outstanding as of December 31, 2024, but excluding the following as of such date:

•	448,706 shares of our common stock sold through an “at the market” offering subsequent to December 31, 2024, pursuant to the previous equity distribution agreement entered into with Jefferies LLC;
•	4,102,723 shares of common stock issued in connection with a registered direct offering we consummated on March 26, 2025;
•

4,637,748 shares of our common stock issuable upon the exercise of options outstanding under our 2011 Equity Incentive Plan and 2015 Stock Incentive Plan, with a weighted average exercise price of $3.88 per share;

•	414,000 shares of our common stock issuable upon the exercise of common stock warrants outstanding, with a weighted average exercise price of $4.20 per share;
•	448,500 shares of our common stock issuable upon the exercise of certain underwriter warrants outstanding, with an exercise price of $2.00 per share;
•	3,557,273 shares of our common stock issuable upon the exercise of certain pre-funded warrants outstanding, with an exercise price of $0.001 per share;
•	25,454,546 shares of our common stock issuable upon the exercise of certain series A warrants and series B warrants outstanding, with a weighted average exercise price of $0.57 per share;
•	381,818 shares of our common stock issuable upon the exercise of certain placement agent warrants outstanding, with an exercise price of $0.6875 per share;
•	2,857,389 shares of our common stock issuable upon the exercise of certain form A warrants outstanding, with an exercise price of $0.5722 per share;
•	1,428,693 shares of our common stock issuable upon the exercise of certain form B warrants outstanding, with an exercise price of $0.71525 per share;
•	1,739,087 shares of our common stock issuable upon the exercise of certain investor warrants outstanding with an exercise price of $0.66 per share;
•	3,392,316 shares of common stock issuable upon the vesting of restricted stock units (“RSUs”) outstanding under our 2015 Stock Incentive Plan, with a weighted average price of $0.80 per share;
•	an aggregate of 182,252 shares of common stock reserved for future issuance under our 2015 Stock Incentive Plan;
•	1,000,000 shares of common stock issuable upon the vesting of RSUs outstanding under our 2024 Stock Incentive Plan, with a weighted average price of $0.207 per share; and
•	an aggregate of 6,500,000 shares of common stock reserved for future issuance under our 2024 Stock Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement reflects and assumes the following:

•	no additional issuances, expirations or forfeitures of options, RSUs and warrants after December 31, 2024;
•	no exercise of the outstanding options or settlement of outstanding RSUs after December 31, 2024; and
•	no exercise of the outstanding warrants after December 31, 2024.

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RISK FACTORS

Investing in our common stock involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks described on page 10 of our Annual Report and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes to those statements and the information set forth in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

If one or more of the adverse events relevant to those risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. This could cause the trading price of our securities to decline, and you could lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us. For more information, see the information set forth in the section entitled “Where You Can Find More Information.”

Risks Related to this Offering

You may experience immediate and substantial dilution in the book value of your investment.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 15,690,377 shares of our common stock are sold at a price of $0.478 per share, the last reported sale price of our common stock on the NYSE American on April 21, 2025, for aggregate gross proceeds of $7.5 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.651 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering, and the assumed offering price. The exercise of outstanding stock options, warrants or the delivery of shares upon vesting of restricted stock units could result in further dilution of your investment.

Management will have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return. We intend to use the net proceeds of this offering for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including potential strategic acquisitions. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could have a material adverse effect on our business, financial condition, operating results and cash flow, and which could cause our stock price to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by investors in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

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Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We may issue up to $7.5 million of our common stock from time to time in this offering. The issuance from time to time of shares of our common stock in this offering, as well as the fact that we have the ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock.

It is not possible to predict the actual number of shares of our common stock we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby may be sold in “at the market” offerings or in privately negotiated transactions, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and, as a result, may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus supplement, the accompanying base prospectus, or the documents incorporated by reference herein or therein, are forward-looking statements. Such statements are typically characterized by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “strategy,” “will,” and similar expressions.

Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements contained in this prospectus supplement and that may be included in any accompanying prospectus or incorporated by reference relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, research and product development plans, manufacturing plans, strategic plans and objectives, capital needs and financing plans, product launches, regulatory approvals, competitive environment, and the application of accounting guidance. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus and in any accompanying prospectus supplement or documents incorporated by reference.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and page 10 of our Annual Report, as well as those described in the other documents we file with the SEC. You should read this prospectus supplement, any accompanying base prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Some significant factors that may impact our estimates and forward-looking statements include:

•	Our inability to generate significant revenue or achieve profitability;
•	Our need to raise additional capital in the future;
•	Our expansion of our product development and sales and marketing capabilities could give rise to difficulties in managing our growth;
•	Our dependence on third-party distributors;
•	Our limited experience with sales and marketing;
•	The possibility that we may not be able to continue to operate, as indicated by the “going concern” opinion from our auditors;
•	Our ability to successfully develop, manufacture, market, and sell our future products;
•	Our ability to timely obtain necessary regulatory clearances or approvals to distribute and market our future products;
•	The acceptance by the marketplace of our future products;
•	The highly competitive and rapidly changing nature of the diagnostics market;
•	Protection of our patents, intellectual property and trade secrets;
•	Our reliance on third parties to manufacture and supply our intended products, and such manufacturers’ dependence on third party suppliers;
•	The material weaknesses in our internal control over financial reporting that we have identified;
•	Pressures related to macroeconomic and geopolitical conditions; and
•	Other risks identified elsewhere in this prospectus supplement, as well as in our other filings with the SEC.

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Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the NYSE American, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the filing date of this prospectus supplement. For additional information, refer to the section entitled “Where You Can Find More Information.”

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of such risks and uncertainties, including those described above, the forward-looking statements discussed in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

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USE OF PROCEEDS

We may issue and sell our common stock having aggregate gross proceeds of up to $7.5 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of our common stock that we are offering may be up to $7.1 million, after deducting the Sales Agent’s commissions and estimated offering expenses payable by us.

We intend to use the net proceeds, if any, we receive from the sale of our common stock offered by us hereby for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including potential strategic acquisitions. Our expected use of the net proceeds from this offering is based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and page 10 of our Annual Report, as well as the other documents we file with the SEC. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our second amended and restated certificate of incorporation, or our Certificate of Incorporation, and amended and restated bylaws, or our Bylaws, each as amended. This summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to our SEC filings. For more information, see the section entitled “Where You Can Find More Information.”

Common Stock

General. We may issue shares of our common stock from time to time. We are currently authorized to issue 175,000,000 shares of common stock, and there has been submitted a proposal at our 2025 Annual Meeting of Stockholders to approve an amendment to our Certificate of Incorporation to  increase the number of authorized shares of common stock issuable from 175,000,000 to 325,000,000. As of April 21, 2025, there were 100,775,334 shares of our common stock outstanding. Our common stock is listed on the NYSE American and traded under the symbol “VNRX.” On April 21, 2025, the last reported sale price of our common stock on the NYSE American was $0.478.

Holders. Holders of shares of our common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders, including the election of directors. The holders are entitled to receive dividends when, as and if declared by our board of directors, in its discretion, out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. The holders of our common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of our common stock are, and the shares of our common stock when issued will be, fully paid and non-assessable.

As of April 21, 2025, there were approximately 172 holders of record of our common stock. The actual number of holders of our common stock is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by banks, brokers, dealers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Registration Rights

Piggy-Back Registration. On June 1, 2023, in connection with an offering of 13,000,000 shares of our common stock underwritten by Prime Executions, Inc., doing business as Freedom Capital Markets, or Freedom, we issued as compensation to Freedom certain underwriter warrants, or the Freedom Warrants to purchase up to 448,500 shares of common stock at an exercise price of $2.00 per share (the shares of common stock issuable upon exercise of the Freedom Warrants, the Warrant Shares). The Freedom Warrants were issued pursuant to an underwriting agreement we entered into with Freedom, as representative of the underwriters named therein, on June 1, 2023. Pursuant to the Freedom Warrants, Freedom is entitled to certain “piggy-back” registration rights where, if at any time while the Freedom Warrants are outstanding, there is not an effective registration statement covering all of the Warrant Shares and we determine to prepare and file with the SEC a registration statement relating to an offering for our own account or the account of others under the Securities Act of any of our equity securities (subject to certain exceptions), Freedom can require us to register its Warrant Shares, provided we shall not be required to register any Warrant Shares that are eligible for resale pursuant to Rule 144 and certain other exceptions set forth in the Freedom Warrants. The Freedom Warrants and the Warrant Shares were initially registered pursuant to a Registration Statement on Form S-3 (File No. 333-259783), declared effective by the SEC on November 8, 2021, or the Original Shelf Registration Statement. The Warrant Shares were subsequently registered pursuant to a Registration Statement on Form S-1, File No. 333-286401 declared effective by SEC on April 15, 2025, and were withdrawn from the Original Shelf Registration Statement.

Demand Registration. Pursuant to the Freedom Warrants, Freedom is entitled to certain “demand” registration rights where, if there is not an effective registration statement covering all of the Warrant Shares, then from December 5, 2023 through June 5, 2028, Freedom is entitled to one “demand” registration right at our expense and one “demand” registration right at Freedom’s expense, pursuant to which Freedom can require us to register its Warrant Shares.

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Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of the General Corporation Law of the State of Delaware, or the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws. Our Certificate of Incorporation and Bylaws include provisions that:

•	require that any action to be taken by our stockholders be effected at a duly-called annual or special meeting and not by written consent;
•	specify that special meetings of our stockholders can be called only by the board of directors, the chairman of the board, or the chief executive officer (or the president if there is no chief executive officer);
•	establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors;
•	provide that the number of directors on our board of directors is fixed exclusively by our board of directors;
•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;
•

establish the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain derivative actions or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL or any action asserting a claim governed by the internal affairs doctrine; and

•	provide that there is no right to cumulate votes with respect to any shares of capital stock.

Delaware Anti-takeover Statute. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or subsequent to such time the business combination or transaction is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder” and an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. The provisions of DGCL, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.  The address of VStock Transfer, LLC is 18 Lafayette Place, Woodmere, New York 11598, and the telephone number is (212) 828-8436.

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DIVIDEND POLICY

We have not previously paid cash dividends on our common stock. It is our current intention to invest our cash flow and earnings in the growth of our business and, therefore, we have no plans to pay cash dividends for the foreseeable future. Additionally, our ability to pay dividends is limited by restrictions on our ability to pay dividends and make certain other restricted payments under the terms of our term loan. Investors should not purchase our common stock with the expectation of receiving cash dividends.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share of our common stock is determined by subtracting our total liabilities from the amount of our total tangible assets (total assets less intangible assets) and then dividing the difference by the number of shares of our common stock deemed to be outstanding at that date. As of December 31, 2024, we had a net tangible book value of $(26.4) million, or $(0.275) per share of common stock.

Investors purchasing in this offering will incur immediate and substantial dilution. After giving effect to the sale and issuance by us of our common stock in an amount equal to $7.5 million at an assumed price of $0.478 per share, the last reported sale price of our common stock on the NYSE American market on April 21, 2025, and after deducting commissions to the Sales Agent and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024, would have been approximately $(19.3) million, or approximately $(0.173) per share.

This amount represents an immediate increase in net tangible book value of $0.102 per share to our existing stockholders and immediate dilution in net tangible book value of $0.651 per share to new investors purchasing shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after giving effect to this offering from the assumed public offering price per share paid by an investor in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$0.478
Net tangible book value per share as of December 31, 2024	$(0.275)
Increase in net tangible book value per share attributable to the offering	$0.102
As adjusted net tangible book value per share after giving effect to the offering	$(0.173)
Dilution per share to new investors purchasing in the offering		$0.651

Unless otherwise indicated, the number of shares of our common stock to be outstanding immediately after this offering is based on 96,097,485 shares of our common stock outstanding as of December 31, 2024, but excluding the following as of such date:

•	448,706 shares of our common stock sold through an “at the market” offering subsequent to December 31, 2024, pursuant to the previous equity distribution agreement entered into with Jefferies LLC;
•	4,102,723 shares of common stock issued in connection with a registered direct offering we consummated on March 26, 2025;
•

4,637,748 shares of our common stock issuable upon the exercise of options outstanding under our 2011 Equity Incentive Plan and 2015 Stock Incentive Plan, with a weighted average exercise price of $3.88 per share;

•	414,000 shares of our common stock issuable upon the exercise of common stock warrants outstanding, with a weighted average exercise price of $4.20 per share;
•	448,500 shares of our common stock issuable upon the exercise of certain underwriter warrants outstanding, with an exercise price of $2.00 per share;
•	3,557,273 shares of our common stock issuable upon the exercise of certain pre-funded warrants outstanding, with an exercise price of $0.001 per share;
•	25,454,546 shares of our common stock issuable upon the exercise of certain series A warrants and series B warrants outstanding, with a weighted average exercise price of $0.57 per share;
•	381,818 shares of our common stock issuable upon the exercise of certain placement agent warrants outstanding, with an exercise price of $0.6875 per share;
•	2,857,389 shares of our common stock issuable upon the exercise of certain form A warrants outstanding, with an exercise price of $0.5722 per share;
•	1,428,693 shares of our common stock issuable upon the exercise of certain form B warrants outstanding, with an exercise price of $0.71525 per share;
•	1,739,087 shares of our common stock issuable upon the exercise of certain investor warrants outstanding with an exercise price of $0.66 per share;
•	3,392,316 shares of common stock issuable upon the vesting of restricted stock units (“RSUs”) outstanding under our 2015 Stock Incentive Plan, with a weighted average price of $0.80 per share;
•	an aggregate of 182,252 shares of common stock reserved for future issuance under our 2015 Stock Incentive Plan;
•	1,000,000 shares of common stock issuable upon the vesting of RSUs outstanding under our 2024 Stock Incentive Plan, with a weighted average price of $0.207 per share; and
•	an aggregate of 6,500,000 shares of common stock reserved for future issuance under our 2024 Stock Incentive Plan.

S-13

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a description of certain U.S. federal income and estate tax considerations related to the purchase, ownership and disposition of our common stock that are applicable to U.S. and non-U.S. holders (defined below).

This summary:

•

is intended only as a summary and is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. federal tax regulations promulgated or proposed under it, or Treasury Regulations, judicial authority and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, each as of the date of this prospectus and each of which are subject to change at any time, possibly with retroactive effect;

•	is applicable only to holders who hold the shares as “capital assets” within the meaning of section 1221 of the Code;
•	does not discuss the applicability of any U.S. state or local taxes, non-U.S. taxes or any other U.S. federal tax except for U.S. federal income tax;
•

does not address tax consequences under the laws of any state, local, or foreign jurisdiction, or any tax treaties or conventions between the United States and foreign jurisdictions, federal estate or gift tax consequences, or tax consequences under sections 280G and 4999 of the Code;

•

is based upon current law and interpretational authorities that are subject to change at any time. The company strongly urges participants to consult with their tax advisor concerning the tax consequences of making an investment in our common stock with respect to their personal tax circumstances; and

•

does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances including alternative minimum tax considerations or who are subject to special treatment under U.S. federal income tax laws, including but not limited to:

	•	certain former citizens and long-term residents of the United States;
	•	banks, financial institutions, or “financial services entities”;
	•	insurance companies;
	•	tax-exempt organizations;
	•	tax-qualified retirement and pension plans;
	•	brokers, dealers or traders in securities, commodities or currencies;
	•	persons subject to the alternative minimum tax;
	•	persons that own or have owned more than 5% of our common stock;
	•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
	•	investors holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other risk-reduction transaction;
	•	investors who are an integral part or controlled entities of a foreign sovereign, partnerships or other pass-through entities;
	•	real estate investment trusts and regulated investment companies; and
	•	“controlled foreign corporations” and “passive foreign investment companies.”

This description constitutes neither tax nor legal advice. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of our common stock, including the application to their particular situations of any U.S. federal, state, local and non-U.S. tax laws and of any applicable income tax treaty.

Certain U.S. Federal Income Tax Considerations Applicable to U.S. Holders

U.S. Holder Defined

For purposes of this discussion, a U.S. holder is a beneficial owner of our common stock that is a “U.S. person” for U.S. federal income tax purposes. A “U.S. person” is any of the following:

•	a citizen or resident of the United States for U.S. federal income tax purposes;
•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect to be treated as a U.S. person.

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If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, then the U.S. federal income tax treatment of a partner in that partnership, including a partner that is a U.S. person, generally will depend on the status of the partner and the partnership’s activities. Partners and partnerships should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in our common stock.

Distribution to U.S. Holders

Distributions of cash or property, if any, paid to a U.S. holder of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions made on our common stock that are treated as dividends generally will be included in your income as ordinary dividend income. With respect to noncorporate taxpayers, such dividends are generally taxed at reduced rates provided certain holding period requirements are satisfied.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described under the section titled “—Sale or Taxable Disposition of Common Stock by U.S. Holders” below.

Sale or Taxable Disposition of Common Stock by U.S. Holders

Upon the sale, exchange or disposition of our common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the sale, exchange or disposition. Long-term capital gains recognized by certain noncorporate taxpayers will generally be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Medicare Contributions Tax

Certain U.S. holders who are individuals, estates or certain trusts must pay a 3.8% tax on the U.S. person’s “net investment income.” Net investment income generally includes, among other things, dividend income and net gains from the disposition of our common stock. A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

Certain U.S. Federal Income Tax Considerations Applicable to Non-U.S. Holders

Non-U.S. Holder Defined

For purposes of this discussion, a non-U.S. holder is a beneficial owner of our common stock that is not a “U.S. holder” (as defined under the section titled “—U.S. Holder Defined” above).

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, then the U.S. federal income tax treatment of a partner, including a partner that is a non-U.S. person, in that partnership generally will depend on the status of the partner and the partnership’s activities. Partners and partnerships should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in our common stock.

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Distributions to Non-U.S. Holders

Distributions of cash or property, if any, paid to a non-U.S. holder of our common stock will constitute “dividends” for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. If the amount of a distribution exceeds both our current and accumulated earnings and profits, such excess will first constitute a nontaxable return of capital, which will reduce the holder’s tax basis in our common stock, but not below zero. Any excess will be treated as gain from the sale of our common stock and will be treated as described under the section titled “—Sale or Taxable Disposition of Common Stock by Non-U.S. Holders” below.

Subject to the following paragraphs, dividends on our common stock generally will be subject to U.S. federal withholding tax at a 30% gross rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty. We may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and our accumulated earnings and profits for the taxable year in which the distribution is made. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then you may obtain a refund of that excess amount by timely filing a claim for refund with the IRS. Any such distributions will also be subject to the discussion below under the section titled “Foreign Account Tax Compliance Act Considerations.”

To claim the benefit of a reduced rate of or an exemption from U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required (i) to satisfy certain certification requirements, which may be made by providing us or our agent with a properly executed and completed IRS Form W-8BEN (for individuals) or W-8BEN-E (for entities) certifying, under penalty of perjury, that the holder qualifies for treaty benefits and is not a U.S. person, or (ii) if our common stock is held through certain non-U.S. intermediaries, to satisfy the relevant certification requirements of the applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment, or a fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States) (“effectively connected dividends”) are not subject to the U.S. federal withholding tax, provided that the non-U.S. holder certifies, under penalty of perjury, that the dividends paid to such holder are effectively connected dividends on a properly executed and completed IRS Form W-8ECI (or other applicable form). Instead, any such dividends will be subject to U.S. federal income tax on a net income basis in a manner similar to that which would apply if the non-U.S. holder were a U.S. person.

Corporate non-U.S. holders who receive effectively connected dividends may also be subject to an additional “branch profits tax” at a gross rate of 30% on their earnings and profits for the taxable year that are effectively connected with the holder’s conduct of a trade or business within the United States, subject to any exemption or reduction provided by an applicable income tax treaty.

Sale or Taxable Disposition of Common Stock by Non-U.S. Holders

Any gain realized on the sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment, or fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition and the non-U.S. holder’s holding period in our common stock.

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A non-U.S. holder described in the first or second bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale or disposition under regular graduated U.S. federal income tax rates as if the holder were a U.S. person. If the non-U.S. holder is a corporation, then the gain may also, under certain circumstances, be subject to the “branch profits” tax, which was discussed above.

With respect to the third bullet point, although there can be no assurance, we believe we are not, have not been and will not become a “United States real property holding corporation” for U.S. federal income tax purposes. In the event that we are or become a United States real property holding corporation at any time during the applicable period described in the third bullet point above, any gain recognized on a sale or other taxable disposition of our common stock may be subject to U.S. federal income tax, including any applicable withholding tax, if (i) the non-U.S. holder beneficially owns, or has owned, more than 5% of our common stock at any time during the applicable period, or (ii) our common stock ceases to be regularly traded on an “established securities market” within the meaning of the Code. Non-U.S. holders who intend to acquire more than 5% of our common stock are encouraged to consult their tax advisors with respect to the U.S. tax consequences of a disposition of our common stock.

Any proceeds from the disposition of our common stock will also be subject to the discussion below under the section titled “Foreign Account Tax Compliance Act Considerations.”

Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non-U.S. holder at the time of his or her death generally will be included in the individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on our common stock and the proceeds from a sale or other disposition of our common stock. Copies of information returns may be made available to the tax authorities of the country in which a non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

You may be subject to backup withholding with respect to dividends paid on our common stock or with respect to proceeds received from a disposition of the shares of our common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you:

•	fail to furnish your taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number;
•	furnish an incorrect TIN;
•	are notified by the IRS that you have failed to properly report payments of interest or dividends; or
•	fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

Backup withholding is not an additional tax, but rather is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under an income tax treaty will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder may be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

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Foreign Account Tax Compliance Act Considerations

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on, and gross proceeds from the sale or other disposition of, our common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity must enter into an agreement with the IRS or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, comply with the requirements of such agreement and undertake certain due diligence, reporting, withholding, and certain certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Proposed Treasury regulations have been issued that would eliminate withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final regulations are issued or the proposed regulations are withdrawn. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of these rules on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

S-18

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Jones under which we may issue and sell common stock from time to time through or to Jones, acting as sales agent or principal. Sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act or in privately negotiated transactions.

Each time that we wish to issue and sell our common stock under the Sales Agreement, we will provide Jones with a placement notice describing the amount of common stock to be sold, the time period during which sales are requested to be made, any limitation on the amount of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, Jones, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of NYSE American, to sell our common stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or Jones may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Unless the parties agree otherwise, settlement for sales of common stock will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jones may agree upon.

We will pay Jones commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the Sales Agreement. Jones will be entitled to compensation at a fixed commission rate of up to 3.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse Jones for the fees and expenses of its legal counsel) in an amount not to exceed (a) $50,000 in connection with the Sales Agreement and (b) an aggregate of $10,000 per calendar year thereafter payable in connection with Representation Dates (as defined in the Sales Agreement) with respect to which we are obligated to deliver a bringdown certificate (for which no waiver is applicable).

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all shares subject to the Sales Agreement, or (2) termination of the Sales Agreement pursuant to its terms. The Sales Agreement may be terminated by the Sales Agent or as further described in the Sales Agreement.

We estimate that the total expenses for this offering, excluding compensation payable to Jones and certain expenses reimbursable to Jones under the terms of the Sales Agreement, will be approximately $123,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such share of common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of the common stock on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jones will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Jones against certain civil liabilities, including liabilities under the Securities Act and Exchange Act.

Jones will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, Jones will not engage in any transactions that stabilizes our common stock.

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LEGAL MATTERS

Certain legal matters relating to this offering will be passed on by Stradling Yocca Carlson & Rauth LLP, Newport Beach, California. Certain legal matters relating to this offering will be passed upon for the Sales Agent by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The consolidated financial statements of VolitionRx Limited as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Sadler, Gibb & Associates, LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

 The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.  For more information, see the section entitled, “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any additional documents that we may file in the future  with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the securities covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025;
•	our Current Report on Form 8-K, filed with the SEC on March 26, 2025;
•	our Preliminary Proxy Statement on Schedule 14A, as filed with the SEC on April 4, 2025 (to the extent incorporated by reference into Part III of our Annual Report); and
•	the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on February 3, 2015, Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 20, 2020, and any other amendments or reports filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus supplement. We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus supplement.  To request such materials, please contact Mr. Rodney Rootsaert, our Corporate Secretary at c/o Corporate Secretary, VolitionRx Limited, 1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014 by telephone at +1 (646) 650-1351 or by email at notice@volition.com. These documents are also available free of charge through the “Investors” section on our website at www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC.

You should rely only on the information contained in this prospectus supplement, in the accompanying prospectus, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you.

The information contained in this prospectus supplement, in any applicable accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by the accompanying prospectus. This prospectus supplement and the accompanying prospectus, filed as part of the registration statement, do not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.  You can obtain a copy of the registration statement from the SEC’s website.

These documents are also available, free of charge, through the “Investors” section of our website, which is located at www. volition.com. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider information on our website to be part of this prospectus supplement.

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$100,000,000

Common Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, par value $0.001 per share (“common stock”), warrants exercisable for shares of common stock, or units having an aggregate initial offering price not to exceed $100,000,000. The units may consist of any combination of securities described in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference herein or therein, carefully before you invest in any of the securities offered pursuant to this prospectus. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers, or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. We will describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth in a prospectus supplement the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options. We will also set forth in a prospectus supplement the price to the public of such securities and the net proceeds that we expect to receive from such sale.

Our common stock is currently listed on the NYSE American under the symbol “VNRX.” On November 7, 2024 the last reported sale price of our common stock on the NYSE American was $0.6579 per share.

Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 4, and under similar headings in the documents incorporated by reference into this prospectus, any applicable prospectus supplement, or any related free writing prospectus for a discussion of the factors we urge you to consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price not to exceed $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.

It is important for you to read and consider all of the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement before making any decision whether to invest in our securities. This prospectus does not contain all of the information included in the registration statement, and incorporates by reference important business and financial information about us that is not included in or delivered with this document. For a more complete understanding of the offering of our securities, you should refer to the registration statement, including its exhibits. You should also read and consider the additional information contained in the documents that we have incorporated into this prospectus by reference, as described in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date shall modify or supersede such earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

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We may sell the securities to or through underwriters, dealers or agents or directly to purchasers.  We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities.  The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.  See “Plan of Distribution.”

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” on page 4 of this prospectus and beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as the other documents we file with the SEC. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Unless we state otherwise or the context indicates otherwise, references to the “Company,” “VolitionRx,” “we,” “us,” and “our” in this prospectus refer to VolitionRx Limited and its wholly owned subsidiaries, Singapore Volition Pte. Limited, Belgian Volition SRL, Volition Global Services SRL, Volition Diagnostics UK Limited, and Volition America, Inc., and its majority-owned subsidiary, Volition Veterinary Diagnostics Development LLC. Our fiscal year ends on December 31 of each calendar year. NucleosomicsTM, Capture-PCRTM, and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase our securities, you should read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, including the risks of investing in our securities discussed under the section entitled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

VolitionRx is a multi-national epigenetics company. It has patented technologies that use chromosomal structures, such as nucleosomes, and transcription factors as biomarkers in cancer and other diseases. The tests in the Company’s product portfolio detect certain characteristic changes that occur from the earliest stages of disease, enabling early detection and offering a better way to monitor disease progression and a patient’s response to treatment.

The tests offered by VolitionRx and its subsidiaries are designed to diagnose and monitor a range of life-altering diseases, including certain cancers and diseases associated with NETosis, such as sepsis and COVID-19. Early diagnosis and monitoring have the potential to not only prolong the life of patients but also improve their quality of life.

The Company’s key pillars of focus are:

•	Nu.Q® Vet – cost-effective, easy-to-use blood tests for dogs and other companion animals. The Nu.Q® Vet Cancer Test is commercially available as a cancer screening test in dogs.
•	Nu.Q® NETs – monitoring the immune system to save lives.
•	Nu.Q® Discover – a complete solution to profiling nucleosomes.
•	Nu.Q® Cancer – monitoring disease progression, response to treatment and minimal residual disease.
•	Capture-PCRTM – isolating and capturing circulating tumor-derived DNA from plasma samples for early cancer detection.

The Company has grown from a single two-meter lab bench at the University of Namur in Belgium to a purpose-built 17,000 square foot lab and 10,000 square foot production facility in Gembloux, Belgium, an Innovation Lab in California, and offices in California, London, Singapore and Nevada.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014, and our telephone number is +1 (646) 650-1351. We maintain a website at www.volition.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to such reports are available to you free of charge through the “Investors” section of www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our securities. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

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RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risks described on page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC. You should also refer to the other information contained in this prospectus and the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, including our financial statements and the notes to those statements and the information set forth in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

If one or more of the adverse events relevant to those risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. This could cause the trading price of our securities to decline, and you could lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us. For more information, see the information set forth in the section entitled “Where You Can Find More Information.”

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 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus supplement, the accompanying base prospectus, or the documents incorporated by reference herein or therein, are forward-looking statements. Such statements are typically characterized by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “strategy,” “will,” and similar expressions.

Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements contained in this prospectus and that may be included in any accompanying prospectus supplement or incorporated by reference relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, research and product development plans, manufacturing plans, strategic plans and objectives, capital needs and financing plans, product launches, regulatory approvals, competitive environment, and the application of accounting guidance. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus and in any accompanying prospectus supplement or documents incorporated by reference.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page 4 of this prospectus supplement and page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as those described in the other documents we file with the SEC. You should read this prospectus, any accompanying base prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Some significant factors that may impact our estimates and forward-looking statements include:

•	Our inability to generate significant revenue or achieve profitability;
•	Our need to raise additional capital in the future;
•	Our expansion of our product development and sales and marketing capabilities could give rise to difficulties in managing our growth;
•	Our dependence on third-party distributors;
•	Our limited experience with sales and marketing;
•	The possibility that we may not be able to continue to operate, as indicated by the “going concern” opinion from our auditors;
•	Our ability to successfully develop, manufacture, market, and sell our future products;
•	Our ability to timely obtain necessary regulatory clearances or approvals to distribute and market our future products;
•	The acceptance by the marketplace of our future products;
•	The highly competitive and rapidly changing nature of the diagnostics market;
•	Protection of our patents, intellectual property and trade secrets;
•	Our reliance on third parties to manufacture and supply our intended products, and such manufacturers’ dependence on third party suppliers;
•	The material weaknesses in our internal control over financial reporting that we have identified;
•	Pressures related to macroeconomic and geopolitical conditions; and
•	Other risks identified elsewhere in this prospectus, as well as in our other filings with the SEC.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the NYSE American, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the filing date of this prospectus. For additional information, refer to the section entitled “Where You Can Find More Information.”

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of such risks and uncertainties, including those described above, the forward-looking statements discussed in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

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USE OF PROCEEDS

We intend to use the net proceeds, if any, we receive from the sale of our securities offered by us hereby for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including potential strategic acquisitions.

We may set forth additional information regarding the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of net proceeds.

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DIVIDEND POLICY

We have not previously paid cash dividends on our common stock. It is our current intention to invest our cash flow and earnings in the growth of our business and, therefore, we have no plans to pay cash dividends for the foreseeable future. Additionally, our ability to pay dividends is limited by restrictions on our ability to pay dividends and make certain other restricted payments under the terms of our term loan. You should not invest in our securities with the expectation of receiving cash dividends.

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GENERAL DESCRIPTION OF SECURITIES

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, in one or more offerings, up to $100,000,000 in the aggregate, inclusive of any exercise price thereof, of:

•	shares of common stock;
•	warrants to purchase shares of common stock;
•	units comprised of one or more shares of common stock and warrants in any combination; or
•	any combination of the foregoing, each on terms to be determined at the time of sale.

The common stock, warrants and units are collectively referred to herein as the securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will, to the extent required by law, provide you with a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information in this prospectus. The securities involve various risks that we will describe in the section entitled “Risk Factors” that will be included in each prospectus supplement. For more details, see the information included in the section entitled “About this Prospectus.”

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our second amended and restated certificate of incorporation and amended and restated bylaws, each as amended (respectively, our “Certificate of Incorporation” and our “Bylaws”). This summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to our SEC filings. For more information, see the section entitled, “Where You Can Find More Information.”

Common Stock

General. We may issue shares of our common stock from time to time. We are currently authorized to issue 175,000,000 shares of common stock. As of November 7, 2024, there were 92,664,812 shares of our common stock outstanding. Our common stock is listed on the NYSE American and traded under the symbol “VNRX.” On November 7, 2024, the last reported sale price of our common stock on the NYSE American was $0.6579.

As of November 7, 2024 there were approximately 167 holders of record of our common stock. The actual number of holders of our common stock is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by banks, brokers, dealers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Holders. Holders of shares of our common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders, including the election of directors. The holders are entitled to receive dividends when, as and if declared by our board of directors, in its discretion, out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. The holders of our common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of our common stock are, and the shares of our common stock when issued will be, fully paid and non-assessable.

Registration Rights

Piggy-Back Registration. On June 1, 2023, in connection with an offering of 13,000,000 shares of our common stock underwritten by Prime Executions, Inc., doing business as Freedom Capital Markets (“Freedom”), we issued as compensation to Freedom certain underwriter warrants (the “Freedom Warrants”) to purchase up to 448,500 shares of common stock at an exercise price of $2.00 per share (the shares of common stock issuable upon exercise of the Freedom Warrants, the “Warrant Shares”). The Freedom Warrants were issued pursuant to an underwriting agreement we entered into with Freedom, as representative of the underwriters named therein, on June 1, 2023. Pursuant to the Freedom Warrants, Freedom is entitled to certain “piggy-back” registration rights where, if at any time while the Freedom Warrants are outstanding, there is not an effective registration statement covering all of the Warrant Shares and we determine to prepare and file with the SEC a registration statement relating to an offering for our own account or the account of others under the Securities Act of any of our equity securities (subject to certain exceptions), Freedom can require us to register its Warrant Shares, provided we shall not be required to register any Warrant Shares that are eligible for resale pursuant to Rule 144 and certain other exceptions set forth in the Freedom Warrants. The Freedom Warrants and the Warrant Shares were registered pursuant to a Registration Statement on Form S-3, File No. 333-259783, initially declared effective by the SEC on November 8, 2021.

Demand Registration. Pursuant to the Freedom Warrants, Freedom is entitled to certain “demand” registration rights where, if there is not an effective registration statement covering all of the Warrant Shares, then from December 5, 2023 through June 5, 2028, Freedom is entitled to one “demand” registration right at our expense and one “demand” registration right at Freedom’s expense, pursuant to which Freedom can require us to register its Warrant Shares.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

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Certificate of Incorporation and Bylaws. Our Certificate of Incorporation and Bylaws include provisions that:

•	require that any action to be taken by our stockholders be effected at a duly-called annual or special meeting and not by written consent;
•

specify that special meetings of our stockholders can be called only by the board of directors, the chairman of the board, or the chief executive officer (or the president if there is no chief executive officer);

•

establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors;

•	provide that the number of directors on our board of directors is fixed exclusively by our board of directors;
•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;
•

establish the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain derivative actions or proceedings brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim against us arising pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), or any action asserting a claim governed by the internal affairs doctrine; and

•	provide that there is no right to cumulate votes with respect to any shares of capital stock.

Delaware Anti-takeover Statute. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time the business combination or transaction is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder” and an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. The provisions of DGCL, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The address of VStock Transfer, LLC is 18 Lafayette Place, Woodmere, New York 11598, and the telephone number is (212) 828-8436.

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DESCRIPTION OF WARRANTS

We may offer, sell and issue, from time to time, warrants to purchase shares of our common stock. The warrants may be issued independently or together with shares of our common stock and may be attached to or separate from the shares of our common stock. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and/or a bank or trust company, as warrant agent, and the holders of the warrants or an agent for the holders of the warrants, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The forms of warrant agreements or warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement of which this prospectus is part and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Whenever warrants are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

•	the number of shares of common stock purchasable upon exercise of the warrants and the exercise price at which such number of shares may be purchased upon exercise;
•	the price or prices at which the warrants will be issued;
•	the provisions, if any, for changes to or adjustments in the exercise price;
•	the provisions, if any, for call rights or put rights relating to the warrants or the underlying shares of common stock;
•	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;
•	if applicable, the number of warrants issued with each share of our common stock;
•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Until any warrants to purchase common stock are exercised, the holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Each warrant will entitle the holder to purchase for cash such shares of our common stock at such exercise price as shall be in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the Company or the corporate trust office of the warrant agent, as applicable, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination from time to time.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.  The forms of unit agreements or unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

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PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•	to investors through agents;
•	directly to agents;
•	to or through underwriters;
•	to or through broker-dealers (acting as agent or principal);
•	in a block trade;
•	in ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•	in privately negotiated transactions;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or
•	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the name or names of any agents, underwriters or dealers;
•	the purchase price of our securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	transactions on the NYSE American or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions; or
•	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

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Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NYSE American. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

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LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed upon for us by Stradling Yocca Carlson & Rauth LLP, Newport Beach, California.

EXPERTS

The consolidated financial statements of VolitionRx Limited as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Sadler, Gibb & Associates, LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. For more information, see the section entitled, “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any additional documents that we may file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the security covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 25, 2024;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 13, 2024 and August 14, 2024, respectively;
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our Current Reports on Form 8-K as filed with the SEC on each of January 2, 2024, March 19, 2024, April 26, 2024, July 3, 2024, August 12, 2024, September 27, 2024, September 30, 2024 and November 6, 2024; and

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the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on February 3, 2015, Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 20, 2020, and any other amendments or reports filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus. To request such materials, please contact Mr. Rodney Rootsaert, our Corporate Secretary at c/o Corporate Secretary, VolitionRx Limited, 1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014 by telephone at +1 (646) 650-1351 or by email at notice@volition.com. These documents are also available free of charge through the “Investors” section on our website at www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you.

The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.  You can obtain a copy of the registration statement from the SEC’s website.

These documents are also available, free of charge, through the “Investors” section of our website, which is located at www. volition.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

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Up to $7,500,000

Common Stock

PROSPECTUS SUPPLEMENT

April 22, 2025